    As filed with the Securities and Exchange Commission on October 14, 1999

                                                 Registration No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                                 Tom Brown, Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                                         95-1949781
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                           Identification No.)

     555 17th Street, Suite 1850
           Denver, Colorado                                         80202
(Address of principal executive offices)                          (Zip Code)

                     Tom Brown, Inc. 1993 Stock Option Plan
                            (Full title of the plan)

                                James D. Lightner
                                    President
                           555 17th Street, Suite 1850
                             Denver, Colorado 80202
                     (Name and address of agent for service)

                                  303-260-5000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Bruce R. DeBoer, Esq.
                                 Tom Brown, Inc.
                           555 17th Street, Suite 1850
                             Denver, Colorado 80202

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                         Proposed                   Proposed
Title of Each Class                                      Maximum                    Maximum               Amount of
of Securities To Be         Amount to be              Offering Price               Aggregate            Registration
     Registered              Registered                 Per Share*               Offering Price              Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.10 par value              500,000                     $16.32                   $8,160,000               $2,269
---------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on October 13, 1999.

                                EXPLANATORY NOTE

         This Registration Statement relates to the registration of 500,000 additional shares of common stock authorized for issuance under the Registrant's 1993 Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement No. 33-60842, No. 333-13157, No. 333-42011, No. 333-56577 and No. 333-69353 are
hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the common stock issuable upon exercise of the options has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. James M. Alsup, a shareholder in the firm of Lynch, Chappell & Alsup, is the Assistant Secretary of the Registrant and the beneficial owner of 10,000 shares of common stock of the Registrant.

Item 8.  Exhibits

     Exhibit No.                              Description
     -----------                              -----------
        *5            --   Opinion of Lynch, Chappell & Alsup, a Professional
                           Corporation

       *23.1          --   Consent of Lynch, Chappell & Alsup, a Professional
                           Corporation (contained in Exhibit No. 5)

       *23.2          --   Consent of Arthur Andersen LLP

       *23.3          --   Consent of Williamson Petroleum Consultants, Inc.

       *23.4          --   Consent of Ryder Scott Company

       *24            --   Power of Attorney contained on Page 6 hereof

-------------
*    Filed herewith.

Item 9.  Undertakings

             (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (2) The undersigned Registrant hereby undertakes:

                    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

                              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (2)(a)(i) and (2)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 13th day of October, 1999.

                                             TOM BROWN, INC.

                                             By: /s/ James D. Lightner
                                                --------------------------------
                                                  James D. Lightner, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Lightner and R. Kim Harris and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them severally, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                                        Title                                       Date
         ---------                                        -----                                       ----


/s/ Donald L. Evans                           Chairman of the Board of                          October 13, 1999
-------------------------------               Directors and Chief Executive
Donald L. Evans                               Officer (Principal Executive Officer)


/s/ James D. Lightner                         President                                         October 13, 1999
-------------------------------
James D. Lightner


/s/ Daniel G. Blanchard                       Vice President and Chief                          October 13, 1999
-------------------------------               Financial Officer (Principal
Daniel G. Blanchard                           Financial Officer)


/s/ R. Kim Harris                             Vice President - Finance and                      October 13, 1999
-------------------------------               Controller (Principal
R. Kim Harris                                 Accounting Officer)

         Signature                                        Title                                       Date
         ---------                                        -----                                       ----


/s/ Thomas C. Brown                           Director                                          October 13, 1999
-------------------------------
Thomas C. Brown


/s/ David M. Carmichael                       Director                                          October 13, 1999
-------------------------------
David M. Carmichael


/s/ Henry Groppe                              Director                                          October 13, 1999
-------------------------------
Henry Groppe


/s/ David A. Johnson                          Director                                          October 13, 1999
-------------------------------
David A. Johnson

                                              Director                                          October 13, 1999
/s/ Edward W. LeBaron, Jr.
-------------------------------
Edward W. LeBaron, Jr.


/s/ James B. Wallace                          Director                                          October 13, 1999
-------------------------------
James B. Wallace


/s/ Robert H. Whilden, Jr.                    Director                                          October 13, 1999
-------------------------------
Robert H. Whilden, Jr.

                                  EXHIBIT INDEX

     Exhibit No.                              Description
     -----------                              -----------
        *5            --   Opinion of Lynch, Chappell & Alsup, a Professional
                           Corporation

       *23.1          --   Consent of Lynch, Chappell & Alsup, a Professional
                           Corporation (contained in Exhibit No. 5)

       *23.2          --   Consent of Arthur Andersen LLP

       *23.3          --   Consent of Williamson Petroleum Consultants, Inc.

       *23.4          --   Consent of Ryder Scott Company

       *24            --   Power of Attorney contained on Page 6 hereof

-------------
*    Filed herewith.